Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

225 Liberty Street, New York, NY 10286
(Address of principal executive offices) (Zip code)

RELX CAPITAL INC.

(Exact name of obligor as specified in its charter)

Delaware	51-8365797
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1105 North Market Street, Suite 501 Wilmington, Delaware 19801
(Address of principal executive offices) (Zip code)

RELX PLC

(Exact name of obligor as specified in its charter)

England	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1-3 Strand London, England WC2N 5JR
(Address of principal executive offices) (Zip code)

RELX N.V.

(Exact name of obligor as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Radarweg 29 1043 NX Amsterdam The Netherlands Not Applicable
(Address of principal executive offices) (Zip code)

Debt Securities

Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417

Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429 3501 N. Fairfax Drive Arlington, VA 22226

The Clearing House Association, L.L.C.	450 West 33rd Street New York, NY 10001

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under indentures under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

The following exhibits are to be filed as a part of the statement of eligibility of The Bank of New York Mellon. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By-Laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-217575).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of May 2018.

THE BANK OF NEW YORK MELLON

By:	/s/ Teresa Wyszomierski
Teresa Wyszomierski Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2017, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,671,000
Interest-bearing balances	103,042,000
Securities:
Held-to-maturity securities	40,315,000
Available-for-sale securities	75,943,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,998,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	29,491,000
LESS: Allowance for loan and lease losses	133,000
Loans and leases held for investment, net of allowance	29,358,000
Trading assets	3,358,000
Premises and fixed assets (including capitalized leases)	1,388,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	585,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,390,000
Other intangible assets	834,000
Other assets	16,419,000

Total assets	297,305,000

LIABILITIES
Deposits:
In domestic offices	127,898,000
Noninterest-bearing	77,656,000
Interest-bearing	50,242,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	121,992,000
Noninterest-bearing	5,485,000
Interest-bearing	116,507,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,917,000
Securities sold under agreements to repurchase	1,401,000
Trading liabilities	2,775,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,542,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	6,284,000

Total liabilities	270,324,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,764,000
Retained earnings	15,872,000
Accumulated other comprehensive income	-1,140,000
Other equity capital components	0
Total bank equity capital	26,631,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	26,981,000

Total liabilities and equity capital	297,305,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf Samuel C. Scott Joseph J. Echevarria	Directors